World Moto Announces $1 Million in Financing

World Moto will use financing to further develop its products and bring them to market.

NEW YORK, NY--(Marketwired - April 7th, 2014) - World Moto, Inc. (OTCBB: FARE) (OTCQB: FARE) (BERLIN: WM7) (BERLIN: A1J8SY) ("World Moto" or the "Company") is pleased to announce that it has secured $1,000,000 of financing through a Senior Secured Promissory Note. Changing the way the world goes around, World Moto is a global authority on the $500 billion dollar a year motorcycle taxi industry and inventor of the Moto-Meter™, Wheelies™, and Yes™.

The Company signed a Senior Secured Promissory Note and has received its first tranche of gross proceeds of $500,000 and within three business days after the effective date of a Registration Statement, the Company shall receive an additional gross proceeds of $500,000. The Senior Secured Promissory Note carries an 8% OID (Original Issue Discount) and has a maturity date of 12 months with 12% paid at maturity or conversion. The placement agent for the transaction was a FINRA/SIPC member investment bank.

The gross proceeds of the Offering will be used by the Company to further develop its products and accelerate the process of bringing them to market.

Paul Giles, CEO of World Moto, noted, “This financing is the culmination of discussions with scores of investment banks and investor groups before deciding on this structured note. Importantly, relationships with professional investment banks of this caliber take a long time to establish; however, once formed they continue to pay dividends throughout a company’s growth. The result is that we now have solid financial partners who are committed to working with the Company to develop a strong entity that will bring shareholder value through the successful continued execution of our business plan.”

About World Moto

World Moto, Inc. is the global authority on the $500 billion a year motorcycle taxi industry and creator of the Moto-Meter™, Wheelies™, and Yes™.

Products/Services:

The Moto-Meter™ is a landmark device that CNN, Newsweek, Wired, Moneylife, among others, are calling "the world's first motorcycle taxi meter" and "world's first portable taxi meter" and "first-ever black box for motorcycles," while the Times named it "one of the most significant innovations of this decade" and Fast Company declared it "The First Real Taxi Meter Innovation in 100 Years...a $3 billion dollar idea."

Wheelies™ display static and streaming media on the wheels of motorcycles and automobiles, providing a unique and beautiful new mobile medium for advertising, broadcasting, self expression and publishing. According to Fast Company, Wheelies™ “invents a new kind of screen—and one that’s potentially ubiquitous...It’s best seen to be believed.”

Yes™ is a personal retail and delivery service that makes local commerce as convenient as the Internet. Simply tap an app and get refreshments, toothpaste, diapers and other necessities delivered anywhere in less than 15 minutes. Yes™ is your e-service.

Videos:
Moto-Meter™: http://www.worldmoto.com/videos.php
Wheelies™: http://www.evenbiggerthing.com
Yes™: http://www.worldmoto.com/yes.php

World Moto web: http://www.worldmoto.com
Facebook: http://www.facebook.com/worldmoto

To find out more about World Moto, Inc. (OTCBB: FARE) (OTCQB: FARE) (BERLIN: WM7) (BERLIN: A1J8SY), visit the Company’s website and Facebook page, linked above.

Details of the Company's business, finances, appointments and agreements can be found as part of the Company's continuous public disclosure as a reporting issuer under the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission's EDGAR database.

Notice Regarding Forward-Looking Statements
This news release contains "forward-looking statements" as that term is defined in Section 27(a) of the United States Securities Act of 1933, as amended and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, use of proceeds and size of market for Moto-Meter. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Media Inquiries
press@worldmoto.com

Investor Inquiries
World Moto, Inc.
Investor Relations
Telephone: (646) 810-8781
Invest@worldmoto.com